Exhibit 99.1

Energy West, Incorporated Announces Management Team Realignment

Great Falls, Mont., June 16, 2008/PRNewswire - First Call/ - ENERGY WEST, INCORPORATED (NASDAQ: EWST), a natural gas utility and energy marketing company, today announced that it is realigning its management team to enhance existing operations and to focus on its acquisition strategy. Kevin J. Degenstein, previously the Company’s Senior Vice President of Operations, now serves as President and Chief Operating Officer. James W. Garrett, previously the Company’s President and COO, will assume the newly-created position of Vice President of Business Development.

Richard M. Osborne, Chairman and Chief Executive Officer, stated, “The realignment of our management team provides us with additional focus on our growth strategy which includes the acquisition and expansion of our natural gas utility operations in small and emerging markets while maintaining the high standards of customer service and operations management we have come to expect. I am confident that the entire management team will continue to work together for the short and long-term goals of the Company.”

About Energy West

Energy West, Incorporated distributes and sells natural gas to end-use residential, commercial, and industrial customers. It distributes approximately 23 billion cubic feet of natural gas to approximately 36,000 customers through regulated utilities operating in Montana, Wyoming, North Carolina and Maine.  The Company markets approximately 1.6 billion cubic feet of natural gas to commercial and industrial customers in Montana and Wyoming on an unregulated basis. The Company also has a majority ownership interest in 162 natural gas producing wells and gas gathering assets. In addition, the Company owns the Shoshone interstate and the Glacier gathering pipelines located in Montana and Wyoming. The Company’s Montana public utility was originally incorporated in 1909 and is headquartered in Great Falls, Montana.

Safe Harbor Regarding Forward-Looking Statements

The Company is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Energy West. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions.   Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed.   Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to the Company’s continued ability to make dividend payments, the Company’s ability to implement its business plan, fluctuating energy commodity prices, the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risks, risks associated with contracts accounted for as derivatives and various other matters, many of which are beyond the Company’s control, the risk factors and cautionary statements made in the Company’s public filings with the Securities and Exchange Commission, and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

For additional information or clarification respecting Energy West, please contact: Kevin J. Degenstein, President and Chief Operating Officer, at 406-791-7500.

The Company’s toll-free number is 1-800-570-5688. The Company’s web address is www.energywest.com. The Company’s address is P.O. Box 2229, Great Falls, Montana 59403-2229.